Exhibit 99.(14)(a)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Advanced Series Trust:

We consent to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus contained in the Registration Statement on Form N-14.

KPMG LLP

New York, New York
January 17, 2011